 EXHIBIT 10.2

PROMISSORY NOTE

$1,000,000	Date of Issuance: March 1, 2021

808 Renewable Energy Corporation (the “Borrower”), for value received hereby promises to pay to American Software Capital Inc., or its assigns (the “Holder”), the principal sum of One Million Dollars ($1,000,000), or such lesser amount as shall equal the then outstanding principal amount hereof, inclusive of accrued and unpaid interest on such outstanding principal amount at the rate of three percent (3%) per annum, as set forth below, on March 1, 2023 (“Maturity”). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or, if requested in writing by the Holder, by wire transfer in accordance with the Holder’s instructions.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Payment of Principal and Interest.

(a) Payment in Full on Maturity. Unless this Note sooner becomes due and payable under Section 2 hereof, all outstanding principal of and accrued but unpaid interest on this Note shall be paid in full on Maturity.

(b) Interest. Three percent (3%) per annum interest shall accrue on the outstanding principal amount of this Note commencing as of March 1, 2021.

2. Events of Default. If one or more of the following events (each an “Event of Default”) shall occur:

(a) Borrower shall fail to pay in full any principal or other amounts due to Holder under this Note upon Maturity;

(b) Borrower shall default in the performance of or compliance with any covenant, agreement or other obligation of Borrower contained in this Note that is not remedied, waived or cured within 15 business days following such default in performance or noncompliance;

(c) any representation or warranty of the Borrower contained herein shall prove to have been false or incorrect in any material respect as of the date of this Note;

(d) Borrower shall have an uncured default for more than 30 days (as principal, guarantor or other surety) in the payment of any principal of, premium (if any) or interest on any indebtedness for borrowed money to any other party, or shall default in the performance of or compliance with any other obligation contained in the documentation evidencing or securing any such other indebtedness, and in connection with such default such indebtedness becomes due and payable prior to the date it would otherwise become due and payable, or the Borrower shall fail to pay such indebtedness at its stated maturity;

(e) other than on terms approved beforehand by the Holder, the Borrower shall institute proceedings to be adjudicated as bankrupt or insolvent, or shall consent to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under Title XI of the United States Code, or any other applicable federal or state law, or shall consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Borrower, or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall take corporate action in furtherance of any such action;

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(f) within 30 days after the commencement of an action against the Borrower (and service of process in connection therewith on the Borrower) seeking any bankruptcy, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings thereunder affecting the operations or the business of the Borrower stayed, or the stay of any such order or proceeding shall thereafter be set aside, or within 30 days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower, such appointment shall not have been vacated;

(g) entry of a final judgment in excess of $500,000 (excluding insured portions) against the Borrower or for which the Borrower is otherwise responsible that is not stayed, bonded or discharged within 30 days; or

(h) any plan of liquidation or dissolution or winding up is adopted by the Borrower’s board of directors or stockholders or the Borrower is involuntarily dissolved or otherwise wound up;

then, upon the occurrence of any Event of Default described in paragraph (a), (d), (e), (f), or (h) above, all outstanding principal of this Note and all accrued but unpaid interest thereon shall be accelerated automatically, without any further action by any party, and shall become immediately due and payable notwithstanding any other provision of this Note, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and upon the occurrence of any other Event of Default described in the other paragraphs above, the Holder may, at the Holder’s option exercisable at any time thereafter, by notice to the Borrower in writing, accelerate this Note and declare the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon immediately due and payable, without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower. The Holder may enforce its rights under this Note and otherwise at law or in equity or both, all remedies available to the Holder under this Note or otherwise shall be cumulative, and no course of dealing between the Borrower and the Holder or any delay or omission in exercising any power or right shall operate as a waiver thereof. The Borrower shall notify the Holder immediately in writing of the occurrence of any Event of Default, which notification shall include a summary of the material facts relating to such Event of Default and shall specify the date on which such Event of Default occurred.

3. Assignment. The rights and obligations of the Borrower and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

4. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and the Holder. Any amendment, waiver, modification or consent entered into pursuant to this Section 5 shall be effective only in the specific instance and for the specific purpose for which it was given.

5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by telecopy or telex if sent during normal business hours of the recipient (or if not, on the next business day of the recipient); three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid; or otherwise upon delivery by hand or by messenger or one day after deposit with a nationally recognized courier service, addressed (a) if to the Holder, American Software Capital Inc.——————-, or to such other address as the Holder shall have furnished to the Borrower in writing, or (b) if to the Borrower, 808 Renewable Energy Corporation, 850 Tidewater Shores Loop, Suite 402, Bradenton Florida 34208, Attention:, President, or to such other addresses as the Borrower shall have furnished to the Holder.

6. No Rights of a Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a stockholder of the Borrower in respect of meetings of stockholders for the election of directors of the Borrower or any other matters or any rights whatsoever as a stockholder of the Borrower.

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7. Governing Law. The Agreement shall be governed by, and construed under, the laws of the State of Florida.

8. Collection Costs. The Borrower shall pay on demand all reasonable costs and expenses, including without limitation reasonable fees and expenses of counsel, incurred by the Holder in connection with enforcement of its rights under this Note.

9. Lost, Stolen or Mutilated Note. If this Note is lost, stolen, mutilated or destroyed, the Borrower will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new note of like denomination, tenor, and date as this Note. Any such new note shall constitute an original contractual obligation of the Borrower, and the lost, stolen, mutilated or destroyed, as applicable, Note shall be null and void.

10. Counterparts. This Note may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

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This Note has been executed and delivered as of the date first above written.

BORROWER: 808 Renewable Energy Corporation

By:
Peter Yaugh Chen, CFO

HOLDER: American Software Capital Inc.

By:
David Chen, President

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